Exhibit 10.2

(FORM OF PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT)

EAGLE FINANCIAL SERVICES, INC.

2023 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) dated as of ______, between EAGLE FINANCIAL SERVICES, INC., a Virginia corporation (the “Company”), and _________ (“Participant”), is made pursuant and subject to the provisions of the Eagle Financial Services, Inc. 2023 Stock Incentive Plan (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan, unless otherwise defined herein.

1. Grant of Restricted Stock Award. The Company hereby grants to Participant, effective as of _______ (the “Date of Grant”), a Stock Award of ______ shares of Common Stock (the “Restricted Stock”). This Award of Restricted Stock is subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2. Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3. Vesting. Except as provided in Section 4, Participant’s interest in the Restricted Stock shall be transferable and nonforfeitable (“Vested”) to the extent provided in paragraphs (a), (b), and (c) below:

(a)
Performance. Participant’s interest in the percentage of the Restricted Stock set forth below shall become Vested if and to the extent the Administrator determines that the applicable performance attainment level set forth below has been satisfied during the Performance Period (defined below) (the determination date, the “Vesting Date”).

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(b)
Death or Disability. Notwithstanding the foregoing, Participant’s interest in the Restricted Stock (if not sooner Vested) shall become Vested on the Vesting Date in accordance with and to the extent provided in Section 3(a) above, if Participant dies or becomes Disabled while Participant is a service provider of the Company or an Affiliate and prior to the Vesting Date. For purposes of this Agreement, “Disabled” means the Participant is permanently and total disabled (within the meaning of Section 22(e)(3) of the Code), as determined by the Committee.

(c)
Change in Control. Participant’s interest in 100% of the shares of Restricted Stock (if not sooner Vested) shall become Vested on a Change in Control.

4. Forfeiture. Except as otherwise provided in Section 3, Participant’s right to all or a portion of the shares of the Restricted Stock that are not then Vested shall be forfeited if Participant ceases to provide services for the Company and its Affiliates prior to the Vesting Date.

5. Shareholder Rights. Participant will have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to receive dividends on and to vote the Restricted Stock; provided, however, that (i) Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock before it is Vested, (iii) if the Restricted Stock is evidenced by a certificate, the Company shall retain custody of such certificate as provided in paragraph 6, and (iii) Participant shall deliver a stock power to the Company in accordance with paragraph 7.

6. Certificates, Book Entry. At the option of the Company, the Restricted Stock shall be evidenced by an entry on the registry books of the Company or by a certificate issued by the Company. Any book entries and certificates evidencing the Restricted Stock shall carry or be endorsed with a legend restricting the transferability of shares as may be required by applicable securities or other laws, or by the terms of the Plan. Participant may not receive or take possession of any shares of Restricted Stock through book-entry accounts held by, or in the name of, Participant so long as the Restricted Stock is not Vested. If the Restricted Stock is evidenced by a certificate, custody of such certificate evidencing the Restricted Stock shall be retained by the Company so long as the Restricted Stock is not Vested. The Company shall release the restrictions on the book-entry evidencing the Restricted Stock or deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Restricted Stock becomes Vested.

7. Stock Power. Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the Restricted Stock. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

8. Fractional Shares. Fractional shares of Common Stock shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

9. No Right to Continued Service. This Agreement does not confer upon Participant any right to continue to provide services to the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s services at any time.

10. Investment Representation. Participant agrees that unless shares issuable under the Plan have been registered with the Securities and Exchange Commission, all shares issuable to Participant hereunder shall be acquired for investment and not with a view to distribution or resale. Participant further agrees that, until such registration, certificates or book entries representing such shares may bear an appropriate legend to assure compliance with applicable law and regulations.

11. Change in Capital Structure. In the event (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies, (b) there occurs any other event which, in the judgment of the Administrator necessitates such action, or (c) there is a Change in Control, the number and kind of shares of stock or securities subject to this Agreement and the terms of this Agreement shall be adjusted as the Committee determines to be equitably required in accordance with Plan Article IX. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the Restricted Stock.

12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

13. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

14. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

16. Tax Withholding. The Company shall have the right to retain and withhold from any award of the Restricted Stock the minimum statutory amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award. At its discretion, the Company may require the Participant receiving shares of Restricted Stock to pay or otherwise reimburse the Company in cash for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so paid or reimbursed. In lieu thereof, the Company shall have the unrestricted right to withhold, from any cash amounts due (or to become due) from the Company to the Participant, an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes (or retain and withhold a number of shares of vested Restricted Stock, having a Fair Market Value not less than the amount of such taxes, and cancel in whole or in part any such shares so withheld, in order to reimburse the Company for any such taxes).

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has accepted and acknowledged the grant of this Award by affixing Participant’s signature hereto.

EAGLE FINANCIAL SERVICES, INC.

By:

______

(Printed Name)

______________________________

(Title)

PARTICIPANT

(Printed Name)

EAGLE FINANCIAL SERVICES, INC.

2023 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

Stock Power

FOR VALUE RECEIVED, and pursuant to provisions of Section 7 of the Restricted Stock Award Agreement dated __________, 20__, between Eagle Financial Services, Inc. (the “Company”) and the undersigned, the undersigned hereby sells, assigns and transfers unto the Company ___________ (____) shares of common stock of the Company represented in the books of the Company, and irrevocably constitutes and appoints _______________ to transfer the stock on the books of the Company with full power of substitution in the premises.

Dated as of the ____ day of _____________ 20__.

PARTICIPANT

(Printed Name)